EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2004 relating to the financial statements SulphCo, Inc., which report is included in Amendment No. 2 to SulphCo, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Mark Bailey & Company, Ltd.

Reno, Nevada
July 12, 2004